Exhibit 99

NEWS RELEASE

SILICON LABORATORIES REPORTS RECORD FINANCIAL RESULTS

AUSTIN, Texas, Jan. 26, 2004 — Silicon Laboratories Inc. (Nasdaq: SLAB), a leader in high-performance, analog-intensive, mixed-signal ICs, today reported record fourth quarter and fiscal year results for the periods ended January 3, 2004.  The company announced revenues of $109.6 million in the fourth quarter, its eleventh consecutive quarter of revenue growth.

Financial Results

Revenue for 2003 increased 79 percent to $325.3 million from $182.0 million in 2002.  Fourth quarter revenues increased by 32 percent to $109.6 million from $82.9 million in the third quarter of 2003.  This represents an 82 percent increase over fourth quarter 2002 revenues.

Under generally accepted accounting principles (GAAP), operating income for the fourth quarter was $28.9 million or 26.4 percent of revenues. Net income for fiscal 2003 was $44.7 million compared to $20.7 million in fiscal 2002.  Fourth quarter net income was $20.9 million, resulting in diluted net income per share of $0.39, compared to third quarter 2003 net income of $13.9 million, which resulted in diluted net income per share of $0.26.  Excluding non-cash charges for amortization of deferred stock compensation and write off of in-process R&D, adjusted net income for the fourth quarter of 2003 was $23.8 million, representing 21.7 percent of revenues.  Adjusted diluted net income per share was $0.44.  The reconciling charges are set forth in the reconciliation of GAAP to non-GAAP financial measures table included below.

The company ended the quarter with a highly liquid balance sheet with cash and short-term investments totaling $190 million, an increase from $143 million at the end of the third quarter of 2003.  The company’s headcount at the end of fiscal 2003 was 486, compared to 364 at the end of 2002.

Silicon Labs Fourth Quarter Results

Business Summary

“2003 was another tremendous year for Silicon Laboratories. We continued to make progress on our goal to diversify our products, customers and markets,” said Dan Artusi, president and chief executive officer of Silicon Laboratories.  “We believe that many of our core products, including the silicon DAA, are still in the sweet spot of their life cycles. These products, combined with new opportunities resulting from our R&D pipeline and recently-acquired MCU products, offer exciting growth prospects for the future.”

Every product area experienced increased year-over-year revenue in 2003.  Both the silicon DAA and the ProSLIC® products increased revenue by 40 percent, and mobile handset product revenue increased by 141 percent year-over-year.  The company also expanded its IP portfolio, which now totals over 300 patents issued or pending.

“Operationally, our manufacturing strategy is working very well.  Seventy percent of our products were tested off-shore in Q4. This strategy has reduced cycle and transit time as well as shipping costs, further improving our operational efficiency,” Mr. Artusi added.  “In 2003, I believe the company proved that we have both the technological prowess and the operational expertise to build a billion dollar company.”

Business Outlook

The company anticipates revenue of $104 million to $108 million in the first quarter of 2004.

Conference Call Today

A conference call discussing the fourth quarter and fiscal 2003 results will follow the release at 4:15 p.m. Eastern Time.  An audio webcast will be available simultaneously on Silicon Laboratories’ website under Investor Relations (www.silabs.com).  A replay will be available after the call at the website listed above or by calling 800-841-3979 (U.S.) or 402-280-1676 (international).  These replays will be available through February 23, 2004.

About Silicon Laboratories Inc.

Silicon Laboratories Inc. is a leading designer of high-performance, analog-intensive mixed-

signal integrated circuits (ICs) for a broad range of applications.  Silicon Laboratories’ diverse portfolio of highly integrated, patented solutions is developed by a world-class engineering team with decades of cumulative expertise in cutting-edge mixed-signal design.  The company has design, engineering, marketing, sales and applications offices throughout North America, Europe and Asia. For more information about Silicon Laboratories please visit www.silabs.com.

Cautionary Language

This press release contains forward-looking statements based on Silicon Laboratories’ current expectations. The words “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Laboratories are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Laboratories and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are as follows: risks that Silicon Laboratories may not be able to maintain its historical growth rate; quarterly fluctuations in revenues and operating results; risks that Silicon Labs may not be able to manage strains associated with its growth; difficulties developing new products that achieve market acceptance; difficulties managing international activities; credit risks associated with our accounts receivable; geographic concentration of manufacturers, assemblers, test service providers and customers in the Pacific Rim that subjects Silicon Laboratories’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; dependence on a limited number of products and customers; product development risks; intellectual property litigation risks; risks associated with acquisitions, including the acquisition of Cygnal Integrated Products; the competitive and cyclical nature of the semiconductor industry and other factors that are detailed in Silicon Laboratories filings with the SEC, including the Form 10-K that we anticipate will be filed on or about January 26, 2004.

Note to editors: Silicon Laboratories, the Silicon Laboratories logo, Aero, ISOmodem and ProSLIC are all trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Silicon Laboratories Inc., Austin Shannon Pleasant, 512/464-9254 investor.relations@silabs.com

Silicon Laboratories Inc.

Consolidated Statements of Income  (in thousands, except per share data)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	(UNAUDITED)
	JANUARY 3, 2004	DECEMBER 28, 2002	JANUARY 3, 2004	DECEMBER 28, 2002
Revenues	$109,559	$60,196	$325,305	$182,016
Cost of revenues	50,267	25,794	162,173	79,939
Gross profit	59,292	34,402	163,132	102,077
Operating expenses:
Research and development	14,864	8,364	48,296	32,001
Selling, general and administrative	12,611	10,249	42,836	33,877
Write off of in-process research & development	1,600	—	1,600	—
Impairment of goodwill and other intangible assets	—	37	—	37
Amortization of deferred stock compensation	1,301	1,267	4,986	5,173
Operating expenses	30,376	19,917	97,718	71,088
Operating income	28,916	14,485	65,414	30,989
Other income (expense):
Interest income	435	406	1,368	1,582
Interest expense	(49)	(168)	(49)	(617)
Other income (expense), net	170	(352)	(537)	(647)
Income before income taxes	29,472	14,371	66,196	31,307
Provision for income taxes	8,549	4,547	21,480	10,590

Net income	$20,923	$9,824	$44,716	$20,717
Net income per share:
Basic	$0.42	$0.20	$0.92	$0.44
Diluted	$0.39	$0.19	$0.86	$0.41
Weighted-average common shares outstanding:
Basic	49,711	47,956	48,850	47,419
Diluted	53,969	50,542	52,288	50,811

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	JANUARY 3, 2004	DECEMBER 28, 2002	JANUARY 3, 2004	DECEMBER 28, 2002
GAAP net income	$20,923	$9,824	$44,716	$20,717
Tax-effected adjustments:
Settlement of patent infringement lawsuit	—	—	10,377	—
Write off of in-process research & development	1,600	—	1,600	—
Impairment of goodwill and other intangible assets	—	37	—	37
Amortization of deferred stock compensation	1,301	1,267	4,986	5,173
Adjusted net income	$23,824	$11,128	$61,679	$25,927

GAAP diluted shares outstanding	53,969	50,542	52,288	50,811

Adjusted diluted net income per share	$0.44	$0.22	$1.18	$0.51

Silicon Laboratories Inc.

Consolidated Balance Sheets

(in thousands, except per share data)

	JANUARY 3, 2004	DECEMBER 28, 2002
ASSETS
Current assets:
Cash and cash equivalents	$151,359	$73,950
Short-term investments	38,954	41,216
Accounts receivable, net of allowance for doubtful accounts of $1,079 at January 3, 2004 and $945 at December 28, 2002	47,879	27,501
Inventories	34,064	13,319
Deferred income taxes	5,784	4,921
Prepaid expenses and other	5,600	1,841
Total current assets	283,640	162,748
Property, equipment and software, net	34,376	29,781
Goodwill	38,613	98
Other intangible assets, net	14,744	352
Other assets, net	6,722	4,086
Total assets	$378,095	$197,065

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$45,488	$13,272
Accrued expenses	11,251	8,505
Deferred income on shipments to distributors	11,526	10,147
Income taxes payable	12,663	8,470
Total current liabilities	80,928	40,394
Other long-term obligations	9,962	949
Total liabilities	90,890	41,343

Commitments and contingencies

Stockholders’ equity:
Common stock—$.0001 par value; 250,000 shares authorized; 51,237 and 48,904 shares issued and outstanding at January 3, 2004 and December 28, 2002, respectively	5	5
Additional paid-in capital	256,792	174,088
Stockholder notes receivable	—	(228)
Deferred stock compensation	(9,257)	(13,092)
Retained earnings (deficit)	39,665	(5,051)
Total stockholders’ equity	287,205	155,722
Total liabilities and stockholders’ equity	$378,095	$197,065

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